Exhibit 23.1

Deloitte & Touche LLP
50 South Sixth Street
Suite 2800
Minneapolis, MN 55402-1538
USA
Tel: +1 612 397 4000
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www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-164109 on Form S-1 of our report dated November 30, 2010, relating to the consolidated financial statements of Pioneer Financial Services, Inc., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Minneapolis, MN
January 27, 2011

Member of
Deloitte Touche Tohmatsu Limited